ICON Leasing Fund Eleven, LLC

Portfolio Overview

Q3 2012

ICON Leasing Fund Eleven, LLC

Table of Contents

Letter from the CEOs	1

Introduction to Portfolio Overview	2

New Investments	2

Recent Dispositions	3

Portfolio Overview	3

Revolving Line of Credit	4

Perfomance Analysis	4

Transactions with Related Parties	4

Financial Statements	6

Forward Looking Information	11

ICON Leasing Fund Eleven, LLC

Letter from the CEOs

Dear investor in ICON Leasing Fund Eleven, LLC,

We wanted to take this time to summarize Fund Eleven’s current portfolio and let you know what activity took place during the third quarter ended September 30, 2012.  As you may know, Fund Eleven was in its operating period during the quarter.  During our operating period, we will make direct investments in domestic and global companies. These investments will be structured as debt and debt-like financings (such as leases) that are collateralized by business-essential equipment and corporate infrastructure.

Fund Eleven is pleased to report that it made approximately $650,000 in investments during the third quarter ended September 30, 2012.  Fund Eleven also sold the remaining machining and metal working equipment subject to leases with subsidiaries of MW Universal, Inc. We initially invested $24,300,000 to purchase the equipment and collected approximately $31,396,000 in rental and sale proceeds in connection with these investments.

A more detailed analysis of Fund Eleven’s investments, which we encourage you to read, is contained in our Form 10-Q.  Our Form 10-Q and our other quarterly, annual and current reports are available in the Investor Relations section of our website, www.iconinvestments.com.

As always, thank you for entrusting ICON with your investment assets.

Sincerely,

Michael A. Reisner Co-President and Co-Chief Executive Officer	Mark Gatto Co-President and Co-Chief Executive Officer

ICON Leasing Fund Eleven, LLC

Introduction to Portfolio Overview

We are pleased to present ICON Leasing Fund Eleven, LLC’s (the “Fund”) Portfolio Overview for the third quarter of 2012.  References to “we,” “us,” and “our” are references to the Fund, and references to the “Manager” are references to the manager of the Fund, ICON Capital, LLC.

The Fund makes investments in companies that utilize equipment and other corporate infrastructure (collectively, “Capital Assets”) to operate their businesses. These investments are primarily structured as debt and debt-like financings (such as loans and leases) that are collateralized by Capital Assets.

The Fund raised $365,198,690 commencing with our initial offering on April 21, 2005 through the closing of the offering on April 21, 2007.  Our operating period commenced in May 2007.  On March 26, 2012, our operating period was extended for three years with the intention of having a very limited liquidation period thereafter, if any. During our operating period, we will invest our offering proceeds and cash generated from operations in Capital Assets.  Following our operating period, we will enter our liquidation period, during which time the loans and leases we own will mature or be sold in the ordinary course of business.

New Investments

The Fund made the following new investments:

Revstone Transportation, LLC
Investment Date:	7/30/2012	Collateral:	Automotive manufacturing equipment valued at approximately $69,282,000.
Structure:	Loan
Expiration Date:	03/01/2017
Facility Amount:	$42,258,000*
Fund Participation:	$645,000*

SAExploration, Inc.
Investment Date:	11/28/2012	Collateral:	Seismic imaging equipment valued at $33,500,000.
Structure:	Loan
Expiration Date:	11/28/2016
Facility Amount:	$13,500,000
Fund Participation:	$5,400,000

* Approximate amount

ICON Leasing Fund Eleven, LLC

Recent Dispositions

The Fund disposed of the following investments:

MW Universal, Inc.
Structure:	Lease	Collateral:	Machining and metal working equipment.
Disposition Dates:	Various dates through 8/20/2012
Equity Invested:	$24,300,000*
Total Proceeds Received:	$31,396,000*

Revstone Transportation, LLC
Structure:	Loan	Collateral:	Automotive manufacturing equipment.
Disposition Date:	11/16/2012
Equity Invested:	$1,139,000*
Total Proceeds Received:	$1,352,000*
Note: Following the Fund’s additional investment on July 30, 2012, Revstone prepaid the loan subject to a 5% prepayment fee.
* Approximate amount

Portfolio Overview

In addition to certain investments described in the New Investments section, as of September 30, 2012, our portfolio consisted primarily of the following investments:

Pliant Corporation
Structure:	Lease	Collateral:	Plastic films and flexible packaging manufacturing equipment.
Expiration Date:	09/30/2013

Teal Jones Group
Structure:	Lease & Loan	Collateral:	Lumber processing equipment, plant, and machinery.
Expiration Date:	11/30/2013

Heuliez SA
Structure:	Lease	Collateral:	Auto parts manufacturing equipment.
Expiration Date:	12/31/2014

Revstone Transportation, LLC
Structure:	Loan	Collateral:	Automotive manufacturing equipment.
Expiration Date:	03/01/2017

ICON Leasing Fund Eleven, LLC

Revolving Line of Credit

On May 10, 2011, the Fund entered into a loan agreement with California Bank & Trust (“CB&T”) for a revolving line of credit of up to $5,000,000 (the “Facility”), which is secured by all of the Fund’s assets not subject to a first priority lien.  Amounts available under the Facility are subject to a borrowing base that is determined, subject to certain limitations, on the present value of the future receivables under certain loans and lease agreements in which the Fund has a beneficial interest.

The Facility expires on March 31, 2013 and the Fund may request a one year extension to the revolving line of credit within 390 days of the then-current expiration date, but CB&T has no obligation to extend. The interest rate for general advances under the Facility is CB&T’s prime rate and the interest rate on up to five separate non-prime rate advances that are permitted to be made under the Facility is the 90-day rate at which U.S. dollar deposits can be acquired by CB&T in the London Interbank Eurocurrency Market plus 2.5% per year, provided that all interest rates on advances under the Facility are subject to an interest rate floor of 4.0% per year. In addition, the Fund is obligated to pay an annualized commitment fee of 0.50% on unused commitments under the Facility.  At September 30, 2012, there were no obligations outstanding under the Facility.

Performance Analysis

Capital Invested As of September 30, 2012	$430,981,478
Leverage Ratio	0.02:1*
% of Receivables Collected in the Quarter Ended September 30, 2012	100%**

*    Leverage ratio is defined as total liabilities divided by total equity.
**  Collections as of 10/31/2012.

Transactions with Related Parties

We entered into certain agreements with our Manager and with ICON Securities, LLC (“ICON Securities”), a wholly-owned subsidiary of our Manager, whereby we pay certain fees and reimbursements to those parties. Our Manager was entitled to receive an organizational and offering expense allowance of 3.5% on capital raised up to $50,000,000, 2.5% of capital raised between $50,000,001 and $100,000,000 and 1.5% of capital raised over $100,000,000.  ICON Securities was entitled to receive a 2% underwriting fee from the gross proceeds from sales of shares to additional members.

In accordance with the terms of our amended and restated limited liability company agreement, we pay or paid our Manager (i) management fees ranging from 1% to 7% based on the type of transaction, and (ii) acquisition fees, through the end of the operating period, of 3% of the total purchase price (including indebtedness incurred or assumed and all fees and expenses incurred in connection therewith) of, or the value of the Capital Assets secured by or subject to, our investments.  For a more detailed analysis of the fees payable to our Manager, please see the Fund’s prospectus. In addition, our Manager is reimbursed for administrative expenses incurred in connection with our operations. Our Manager suspended the collection of the acquisition fee payable in connection with the investment described in the new investments section.

ICON Leasing Fund Eleven, LLC

Transactions with Related Parties (Continued)

Our Manager performs certain services relating to the management of our equipment leasing and other financing activities.  Such services include, but are not limited to, the collection of lease payments from the lessees of the equipment or loan payments from borrowers, re-leasing services in connection with equipment which is off-lease, inspections of the equipment, liaising with and general supervision of lessees and borrowers to ensure that the equipment is being properly operated and maintained, monitoring performance by the lessees and borrowers of their obligations under the leases and loans, and the payment of operating expenses.

Administrative expense reimbursements are costs incurred by our Manager or its affiliates that are necessary to our operations.  These costs include our Manager’s and its affiliates’ legal, accounting, investor relations and operations personnel, as well as professional fees and other costs that are charged to us based upon the percentage of time such personnel dedicate to us.  Excluded are salaries and related costs, office rent, travel expenses, and other administrative costs incurred by individuals with a controlling interest in our Manager.

Although our Manager continues to provide the services described above, during the three and nine months ended September 30, 2012, our Manager suspended the collection of management fees in the amounts of approximately $152,000 and $511,000, respectively. During the three and nine months ended September 30, 2011, our Manager suspended the collection of management fees in the amounts of approximately $306,000 and $952,000, respectively.

During the three and nine months ended September 30, 2012, our Manager suspended the collection of administrative expense reimbursements of approximately $157,000 and $258,000, respectively.

Our Manager also has a 1% interest in our profits, losses, cash distributions and liquidation proceeds.  We paid distributions to our Manager in the amount of $0 and $61,054 for the three and nine months ended September 30, 2012, respectively.  Additionally, our Manager’s interest in our net income was $9,300 and $34,920 for the three and nine months ended September 30, 2012, respectively.

Fees and other expenses paid or accrued by us to our Manager or its affiliates were as follows:

			Three Months Ended September 30,		Nine Months Ended September 30,
Entity	Capacity	Description	2012	2011	2012	2011
ICON Capital, LLC	Manager	Administrative expense reimbursements (1)	$-	$165,281	$403,145	$836,376

(1)  Amount charged directly to operations.

At September 30, 2012, we had a net receivable of $37,454 with our Manager and its affiliates primarily relating to certain proceeds collected by our Manager on our behalf. At December 31, 2011, we had a net payable of $79,794 with our Manager and its affiliates primarily relating to administrative expense reimbursements.

Your participation in the Fund is greatly appreciated.

We are committed to protecting the privacy of our investors in compliance with all applicable laws. Please be advised that, unless required by a regulatory authority such as FINRA or ordered by a court of competent jurisdiction, we will not share any of your personally identifiable information with any third party.

ICON Leasing Fund Eleven, LLC

Financial Statements                                                                                                 (A Delaware Limited Liability Company)
Consolidated Balance Sheets

	September 30, 2012 (unaudited)	December 31, 2011

Assets
Current assets:
Cash and cash equivalents	$6,574,498	$6,824,356
Current portion of net investment in notes receivable	7,839,033	6,083,528
Current portion of net investment in finance leases	7,505,683	4,469,552
Asset held for sale, net	117,145	117,145
Other current assets	137,987	257,785
Total current assets	22,174,346	17,752,366
Non-current assets:
Net investment in notes receivable, less current portion	7,801,965	11,009,979
Net investment in mortgage note receivable	12,819,343	12,878,079
Net investment in finance leases, less current portion	3,625,084	8,985,464
Leased equipment at cost (less accumulated depreciation of $6,775,045 and $19,249,518, respectively)	6,196,786	16,300,588
Investments in joint ventures	116,097	1,038,678
Deferred tax asset, net	1,249,606	894,439
Other non-current assets	4,004,002	3,372,774
Total non-current assets	35,812,883	54,480,001

Total assets	$57,987,229	$72,232,367

Liabilities and Equity
Current liabilities:
Current portion of long-term debt	$-	$3,544,240
Derivative financial instrument	-	176,956
Due to Manager and affiliates	-	79,794
Accrued expenses and other liabilities	1,333,216	1,394,684
Total current liabilities	1,333,216	5,195,674
Non-current liabilities:
Long-term debt, less current portion	-	7,311,110
Total liabilities	1,333,216	12,506,784

Commitments and contingencies

Equity:
Members’ equity:
Additional members	57,314,606	59,901,721
Manager	(2,649,029)	(2,622,895)
Accumulated other comprehensive loss	(543,888)	(656,141)
Total members' equity	54,121,689	56,622,685
Noncontrolling interests	2,532,324	3,102,898
Total equity	56,654,013	59,725,583

Total liabilities and equity	$57,987,229	$72,232,367

ICON Leasing Fund Eleven, LLC

Financial Statements                                                                                                       (A Delaware Limited Liability Company)
Consolidated Statements of Operations and Comprehensive Income (Loss)
(unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2012	2011	2012	2011
Revenue and other income:
Finance income	$1,671,836	$1,717,222	$5,044,150	$5,305,524
Rental income	743,232	3,845,336	3,491,428	13,153,081
(Loss) income from investments in joint ventures	(351,470)	7,636	(11,088)	(11,827)
Net gain on sales of leased equipment	-	-	-	11,411,941
Gain on extinguishment of debt	-	-	2,052,960	-
Litigation settlement	-	-	171,100	-
Total revenue and other income	2,063,598	5,570,194	10,748,550	29,858,719
Expenses:
Administrative expense reimbursements	-	165,281	403,145	836,376
General and administrative	518,971	427,262	1,766,781	1,952,824
Vessel operating expense	-	-	1,047,506	-
Depreciation	398,271	1,876,277	2,520,256	6,375,162
Impairment loss	-	43,752,697	697,715	43,770,477
Interest	21,441	537,541	293,218	1,825,245
Gain on derivative financial instruments	-	(57,900)	(75,922)	(342,055)

Total expenses	938,683	46,701,158	6,652,699	54,418,029
Income (loss) before income taxes	1,124,915	(41,130,964)	4,095,851	(24,559,310)
Provision for income taxes	(53,440)	(12,005)	(170,636)	(171,016)
Net income (loss)	1,071,475	(41,142,969)	3,925,215	(24,730,326)

Less: net income attributable to noncontrolling interests	141,477	117,553	433,146	774,428

Net income (loss) attributable to Fund Eleven	$929,998	$(41,260,522)	$3,492,069	$(25,504,754)
Net income (loss) attributable to Fund Eleven allocable to:
Additional members	$920,698	$(40,847,917)	$3,457,149	$(25,249,706)
Manager	9,300	(412,605)	34,920	(255,048)
	$929,998	$(41,260,522)	$3,492,069	$(25,504,754)
Comprehensive income (loss):
Net income (loss)	$1,071,475	$(41,142,969)	$3,925,215	$(24,730,326)
Change in fair value of derivative financial instruments	-	1,131,292	144,331	1,721,351
Currency translation adjustments	74,174	(367,731)	(32,078)	7,631
Total comprehensive income (loss)	1,145,649	(40,379,408)	4,037,468	(23,001,344)
Less: comprehensive income attributable to noncontrolling interests	141,477	117,553	433,146	774,428
Comprehensive income (loss) attributable to Fund Eleven	$1,004,172	$(40,496,961)	$3,604,322	$(23,775,772)

Weighted average number of additional shares of limited liability company interests outstanding	362,656	362,656	362,656	362,656
Net income (loss) attributable to Fund Eleven per weighted average additional share of limited liability
company interests outstanding	$2.54	$(112.64)	$9.53	$(69.62)

ICON Leasing Fund Eleven, LLC

Financial Statements                                                                                                 (A Delaware Limited Liability Company)
Consolidated Statements of Changes in Equity

	Members' Equity
	Additional Shares of Limited Liability Company Interests	Additional Members	Manager	Accumulated Other Compressive Loss	Total Members’ Equity	Noncontrolling Interests	Total Equity
Balance, December 31, 2011	362,656	$59,901,721	$(2,622,895)	$(656,141)	$56,622,685	$3,102,898	$59,725,583

Net income	-	150,997	1,525	-	152,522	147,214	299,736
Change in fair value of derivative financial instrument	-	-	-	120,246	120,246	-	120,246
Currency translation adjustments	-	-	-	185,166	185,166	-	185,166
Cash distributions	-	(3,626,558)	(36,633)	-	(3,663,191)	(334,572)	(3,997,763)
Balance, March 31, 2012 (unaudited)	362,656	56,426,160	(2,658,003)	(350,729)	53,417,428	2,915,540	56,332,968

Net income	-	2,385,454	24,095	-	2,409,549	144,455	2,554,004
Change in fair value of derivative financial instrument	-	-	-	24,085	24,085	-	24,085
Currency translation adjustments	-	-	-	(291,418)	(291,418)	-	(291,418)
Cash distributions	-	(2,417,706)	(24,421)	-	(2,442,127)	(334,575)	(2,776,702)
Balance, June 30, 2012 (unaudited)	362,656	56,393,908	(2,658,329)	(618,062)	53,117,517	2,725,420	55,842,937

Net income	-	920,698	9,300	-	929,998	141,477	1,071,475
Currency translation adjustments	-	-	-	74,174	74,174	-	74,174
Cash distributions	-	-	-	-	-	(334,573)	(334,573)
Balance, September 30, 2012 (unaudited)	362,656	$57,314,606	$(2,649,029)	$(543,888)	$54,121,689	$2,532,324	$56,654,013

ICON Leasing Fund Eleven, LLC

Financial Statements                                                                                                 (A Delaware Limited Liability Company)
Consolidated Statements of Cash Flows
(unaudited)

	Nine Months Ended September 30,
	2012	2011
Cash flows from operating activities:
Net income (loss)	$3,925,215	$(24,730,326)
Adjustments to reconcile net income (loss) to net cash provided by operating activities:
Finance income	(693,587)	(970,168)
Rental income paid directly to lenders by lessees	(1,204,110)	(9,248,000)
Loss from investments in joint ventures	11,088	11,827
Net gain on sales of leased equipment	-	(11,411,941)
Depreciation	2,520,256	6,375,162
Impairment loss	697,715	43,770,477
Interest expense paid directly to lenders by lessees	219,296	1,586,457
Interest expense from amortization of debt financing costs	11,047	84,036
Gain on extinguishment of debt	(2,052,960)	-
Gain on derivative financial instruments	(75,922)	(342,055)
Deferred tax (benefit) provision	(355,167)	12,020
Changes in operating assets and liabilities:
Collection of finance leases	3,039,461	3,771,559
Other assets	(525,529)	(1,014,334)
Accrued expenses and other liabilities	(9,820)	(1,300,663)
Due to Manager and affiliates	(79,794)	(209,820)
Distributions from joint ventures	(37,053)	22,475
Net cash provided by operating activities	5,390,136	6,406,706
Cash flows from investing activities:
Investments in notes receivable	(1,075,909)	-
Proceeds from sales of leased equipment	6,885,831	25,994,871
Principal repayment on notes receivable	2,540,211	2,036,131
Distributions received from joint ventures in excess of profits	948,546	696,871
Other assets	-	(3,414)
Net cash provided by investing activities	9,298,679	28,724,459
Cash flows from financing activities:
Proceeds from revolving line of credit, recourse	5,000,000	-
Repayment of revolving line of credit, recourse	(5,000,000)	(1,450,000)
Repayment of long-term debt	(7,825,930)	(16,635,200)
Cash distributions to members	(6,105,318)	(10,989,569)
Distributions to noncontrolling interests	(1,003,720)	(1,935,223)
Net cash used in financing activities	(14,934,968)	(31,009,992)
Effects of exchange rates on cash and cash equivalents	(3,705)	6,648
Net (decrease) increase in cash and cash equivalents	(249,858)	4,127,821
Cash and cash equivalents, beginning of period	6,824,356	4,621,512
Cash and cash equivalents, end of period	$6,574,498	$8,749,333

ICON Leasing Fund Eleven, LLC

Financial Statements                                                                                                 (A Delaware Limited Liability Company)
Consolidated Statements of Cash Flows Supplement

	Nine Months Ended September 30,
	2012	2011

Supplemental disclosure of cash flow information:
Cash paid for interest	$9,278	$59,468
Supplemental disclosure of non-cash investing and financing activities:
Principal and interest on long-term debt paid directly to lenders by lessees	$1,204,110	$9,248,000
Exchange of noncontrolling interest in a joint venture for notes receivable	$-	$3,588,928

ICON Leasing Fund Eleven, LLC

Forward Looking Information

Certain statements within this document may constitute forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 (“PSLRA”).  These statements are being made pursuant to the PSLRA, with the intention of obtaining the benefits of the “safe harbor” provisions of the PSLRA, and, other than as required by law, we assume no obligation to update or supplement such statements.  Forward-looking statements are those that do not relate solely to historical fact.  They include, but are not limited to, any statement that may predict, forecast, indicate or imply future results, performance, achievements or events.  You can identify these statements by the use of words such as “may,” “will,” “could,” “anticipate,” “believe,” “estimate,” “expect,” “continue,” “further,” “plan,” “seek,” “intend,” “predict” or “project” and variations of these words or comparable words or phrases of similar meaning.  These forward-looking statements reflect our current beliefs and expectations with respect to future events and are based on assumptions and are subject to risks and uncertainties and other factors outside our control that may cause actual results to differ materially from those projected.  We undertake no obligation to update publicly or review any forward-looking statement, whether as a result of new information, future developments or otherwise.

Additional Required Disclosure

To fulfill our promises to you we are required to make the following disclosures when applicable:

A detailed financial report on SEC Form 10-Q or 10-K (whichever is applicable) is available to you.  It is typically filed either 45 or 90 days after the end of a quarter or year, respectively.  Usually this means a filing will occur on or around March 31, May 15, August 15, and November 15 of each year.  It contains financial statements and detailed sources and uses of cash plus explanatory notes.  You are always entitled to these reports.  Please access them by:

•	Visiting www.iconinvestments.com, or

•	Visiting www.sec.gov, or

•	Writing us at: Angie Seenauth c/o ICON Investments, 3 Park Avenue, 36th Floor, New York, NY 10016

We do not distribute these reports to you directly in order to keep our expenses down as the cost of mailing this report to all investors is significant.  Nevertheless, the reports are immediately available upon your request.

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